UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2004

_________________

HANGER ORTHOPEDIC GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10670	84-0904275
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

Two Bethesda Metro Center, Suite 1200, Bethesda, MD	20814
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 986-0701

Item 5.  Other Events.

        On April 8, 2004, Linkia, LLC (“Linkia”), a subsidiary of Hanger Orthopedic Group, Inc., entered into an Ancillary Provider Participation Agreement between Linkia and United HealthCare Insurance Company (“United”), contracting on behalf of itself and its participating affiliates. The Agreement establishes a national preferred provider relationship between Linkia and United covering all orthotic and prosthetic services, with a three year initial term and annual renewals thereafter.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER ORTHOPEDIC GROUP, INC.
/s/ Glenn M. Lohrmann
Date: April 28, 2004	Glenn M. Lohrmann
Vice President, Controller and Secretary